Exhibit 23
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-133663. No. 333-174239, No. 333-181338) and Form S-3 (No. 333-174888) of Tim Hortons Inc. of our report dated February 25, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
February 25, 2014